Exhibit 99.1

Wyndham Worldwide Reports First Quarter 2018 Results

Key Metrics Reflect Robust Growth and Strong Execution

Planned Separation into Two Independent, Publicly Traded Companies Expected to be Completed Later This Quarter

PARSIPPANY, N.J. (May 2, 2018) – Wyndham Worldwide Corporation (NYSE: WYN) today announced results for the three months ended March 31, 2018. Full reconciliations of GAAP to non-GAAP measures for all reported periods appear in the tables to this press release.

First quarter revenues from continuing operations were $1.2 billion, an increase of 3% compared with the prior-year period. Results reflect the required adoption of the new revenue recognition standard, which had an immaterial year-over-year impact on the Company’s results on a comparable basis.

Net income from continuing operations in the first quarter of 2018 was $81 million compared with $127 million for the first quarter of 2017. Diluted earnings per share (EPS) from continuing operations were $0.80, versus $1.20 in the prior-year period. Net income from continuing operations was impacted by $53 million ($0.53 per diluted share) of after-tax separation- and transaction-related costs in first quarter 2018.

Adjusted net income from continuing operations was $134 million or $1.33 per diluted share, compared with $106 million or $1.01 per diluted share in the first quarter of 2017. Adjusted diluted EPS increased 32%, and 10% excluding the benefit of a reduced effective income tax rate. Adjusted results exclude separation costs and other items as detailed in Tables 7 and 8 of this press release. The growth in adjusted earnings primarily reflects higher revenues in all three of the Company’s operating segments, hurricane-related insurance recoveries and lower taxes, partially offset by increased interest expense. Adjusted diluted EPS also reflects the benefit of the Company’s share repurchase program.

“We’ve started the year with strong growth in our businesses,” said Stephen P. Holmes, chairman and CEO. “Our teams delivered solid financial results while executing on several key strategic initiatives, including the pending sale of our European vacation rentals business, the planned spin-off of Wyndham Hotels & Resorts into a separate publicly traded company, and the pending acquisition of La Quinta’s hotel franchising and hotel management business.”

First quarter EBITDA from continuing operations was $221 million, compared with $237 million in the prior-year period, due to separation-related costs recorded in first quarter 2018. Adjusted EBITDA from continuing operations increased 10%, to $274 million, compared with $249 million in the first quarter of 2017. Results primarily reflect the growth in revenues as well as an approximately $5 million net benefit from hurricane-related impacts and insurance proceeds.

FIRST QUARTER 2018 BUSINESS UNIT RESULTS

Hotel Group

Revenues increased 4% to $302 million in the first quarter of 2018, compared with $289 million in first quarter 2017. Results reflect higher royalties and franchise fees as well as higher marketing, reservation and Wyndham Rewards revenues, which are generally offset in expenses.

EBITDA was $83 million in the first quarter, unchanged from the prior-year quarter, primarily due to $12 million of separation- and acquisition-related costs. Adjusted EBITDA was $98 million compared with $84 million in the prior-year period, an increase of 17%, primarily reflecting the growth in revenue and a net benefit of $6 million from hurricane-related insurance recoveries and costs.

First quarter domestic RevPAR increased 5.6% compared with first quarter 2017. Global RevPAR increased 7.0%, and 4.7% in constant currency.

As of March 31, 2018, the Company’s hotel system consisted of over 8,300 properties and approximately 723,000 rooms, a 3% increase compared with a year earlier that includes almost 12,000 rooms the Company added with the acquisition of AmericInn in October 2017. The development pipeline increased to over 1,100 hotels and nearly 147,700 rooms, a 3% year-over-year room increase, of which 58% are international and 67% are new construction.

Destination Network

Revenues were $246 million in the first quarter of 2018, compared with $243 million in the first quarter of 2017, an increase of 1%. The average number of members increased 1%, while exchange revenue per member declined 1%.

EBITDA was $66 million compared with $75 million in the first quarter of 2017, reflecting $11 million of separation costs. Adjusted EBITDA was $77 million compared with $75 million in the prior-year period, an increase of 3%, primarily reflecting hurricane-related insurance recoveries and cost savings.

This segment no longer includes the Company’s European vacation rentals business, which is classified as a discontinued operation.

Vacation Ownership

Revenues were $661 million in the first quarter of 2018, compared with $639 million in the first quarter of 2017, an increase of 3%. The increase reflects 6% growth in both gross vacation ownership interest (VOI) sales and consumer financing revenues, partially offset by a higher provision for loan losses. Tour flow increased 8% and sales volume per guest (VPG) declined 2%, driven by increased tours to new owners. New owner sales volume increased 19% year-over-year.

EBITDA was $124 million in the first quarter of 2018 compared with $117 million in the prior-year quarter. Adjusted EBITDA was $129 million compared with $122 million in the prior-year quarter, an increase of 6%. Results primarily reflect the growth in revenues.

OTHER ITEMS

•	Upcoming Separation – As previously announced, the Company plans to separate into two publicly traded hospitality companies through the spin-off of the Company’s Hotel Group business to shareholders. In the spin-off, Wyndham Hotels & Resorts, Inc. will become an independent hotel franchising and hotel management company whose common stock is expected to trade on the New York Stock Exchange under the ticker “WH.” In conjunction with the spin-off, Wyndham Worldwide will change its name to Wyndham Destinations, Inc. and will be primarily comprised of Wyndham’s Vacation Ownership and Destination Network operations, making it the world’s largest vacation ownership and exchange company. Wyndham Destinations’ stock will trade on the New York Stock Exchange under the ticker “WYND.” The separation process has been proceeding as planned, and the Company expects to complete the spin-off this quarter.

•	Sale of European Vacation Rentals Business – In the first quarter, the Company agreed to sell its European vacation rentals business to an affiliate of Platinum Equity for approximately $1.3 billion in cash. This transaction is expected to be completed this quarter.

•	La Quinta Acquisition – As previously announced, the Company has agreed to purchase La Quinta Holdings’ hotel franchising and hotel management operations for $1.95 billion in cash. The acquisition will add approximately 900 managed and/or franchised hotels to our Hotel Group’s portfolio and is expected to close this quarter. In preparation for the La Quinta acquisition and the spin-off, Wyndham Hotels & Resorts issued $500 million of senior unsecured notes due 2026 and arranged for commitments from lenders for a $1.6 billion senior secured term loan facility. Wyndham Hotels & Resorts has also arranged a $750 million senior secured revolving credit facility, which it expects to be undrawn at the time of spin-off and acquisition of La Quinta.

•	Share Repurchases – The Company repurchased 0.6 million shares of common stock for $75 million during the first quarter of 2018 at an average price of $115.91. From April 1 through May 1, 2018, the Company repurchased an additional 0.2 million shares for $22 million.

•	Sale of Knights Inn – In April, the Company agreed to sell its Knights Inn franchise brand, consisting of approximately 350 franchised hotels with 21,000 rooms, to Red Lion Hotels for approximately $27 million in cash. The transaction is expected to close this quarter.

•	New Revenue Recognition Standard – In the first quarter, the Company adopted the new U.S. GAAP revenue recognition standard, as required. This new standard reduced previously reported first quarter 2017 revenues and adjusted EBITDA by $14 million and $3 million, respectively, and reduced first quarter 2018 revenues and adjusted EBITDA by $16 million and $3 million, respectively.

OUTLOOK

Note to Editors: The Company has classified its European vacation rentals business, which it has agreed to sell, as a discontinued operation; its results are therefore excluded from the outlook below. In addition, the outlook excludes possible future share repurchases. Analysts’ estimates may include projections of the European vacation rentals business and/or include projected share repurchases, and may not have been adjusted to reflect the impact of the new U.S. GAAP revenue recognition standard. These factors may result in discrepancies between the Company’s projections and database consensus forecasts.

The Company’s outlook for 2018 adjusted EBITDA from continuing operations is unchanged from the outlook it provided in February. The Company projects the following results for full-year 2018:

•	Revenues of $5.195 billion to $5.335 billion, an increase of 4% to 7%. The change from the Company’s prior projection is entirely due to the impact of the new revenue recognition standard, which did not affect projected year-over-year revenue growth calculated on a comparable basis.

•	An effective tax rate applicable to adjusted pretax earnings of approximately 25%.

•	Adjusted net income from continuing operations of $702 million to $717 million, an increase of 25% to 28%, approximately 19 points of which is due to a lower effective tax rate.

•	Adjusted EBITDA of $1.330 billion to $1.355 billion, which represents year-over-year growth of 7% to 9% and is comprised of:

o	Hotel Group adjusted EBITDA of $445 million to $455 million

o	Destination Network adjusted EBITDA of $265 million to $275 million

o	Vacation Ownership adjusted EBITDA of $735 million to $750 million

•	Adjusted diluted EPS from continuing operations of $6.96 to $7.11, which is an increase of 28% to 31% and is based on a diluted share count of 100.8 million.

These projections exclude the impact of the La Quinta acquisition and the financing thereof, exclude any impact from our European vacation rentals business, which is treated as a discontinued operation, and exclude costs associated with the Company’s planned separation into two separate publicly traded companies. Projections now reflect the required change in revenue recognition accounting. See Table 12 for detailed projections. In addition, we are publishing two presentations on our website (http://investor.wyndhamworldwide.com) with additional information on our projections for the two separate companies post-spin.

In determining adjusted net income, adjusted EBITDA and adjusted EPS, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. A description of the adjustments that have been applicable for the reported periods in determining adjusted net income, adjusted EBITDA and adjusted EPS are reflected in Tables 7 and 8 of this press release. The Company is providing an outlook for net income, EBITDA and EPS only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments or other potential adjustments that may arise in the future during the outlook period, which can be dependent on future events that may not be reliably predicted.

CONFERENCE CALL INFORMATION

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results and outlook on Wednesday, May 2, 2018 at 8:30 a.m. ET. Listeners can access the webcast live through the Company’s website at http://www.wyndhamworldwide.com/investors/. The conference call may also be accessed by calling 877-876-9177 and providing the passcode WYNDHAM. Listeners are urged to call at least 10 minutes prior to the scheduled start time. An archive of this webcast will be available on the website for approximately 90 days beginning at 12:00 p.m. ET on May 2, 2018. A telephone replay will be available for approximately 10 days beginning at 12:00 p.m. ET on May 2, 2018 at 800-374-1375.

PRESENTATION OF FINANCIAL INFORMATION

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing operating performance. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of this release.

ABOUT WYNDHAM WORLDWIDE

Wyndham Worldwide (NYSE: WYN) is one of the largest global hospitality companies, providing travelers with access to a collection of trusted hospitality brands in hotels, vacation ownership, and unique accommodations including vacation exchange and managed vacation rentals. With a collective inventory of over 22,000 places to stay across 110 countries on six continents, Wyndham Worldwide and its 39,000 associates welcome people to experience travel the way they want. This is enhanced by Wyndham Rewards®, the Company’s award-winning guest loyalty program across its businesses, which is making it simpler for members to earn more rewards and redeem their points faster. For more information, please visit www.wyndhamworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Worldwide makes the statements and may be identified by terminology such as “will,” “expect,” “believe,” “plan,” “anticipate,” “goal,” “future,” “outlook,” “guidance,” “target,” “projection,” “estimate” and similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Worldwide or the post-spin companies to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, taxes, cash flow and related financial and operating measures, dividends, share repurchases, acquisitions, dispositions and expectations with respect to the spin-off and related transactions, as well as the post-spin companies’ future operating, financial and business performance.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, differences between the actual impact of recently enacted corporate tax reform and our current expectations, uncertainties that may delay or negatively impact the spin-off or cause the spin-off to not occur at all, uncertainties related to the post-spin companies’ ability to realize the anticipated benefits of the spin-off, uncertainties related to Wyndham Worldwide’s ability to successfully complete the spin-off on a tax-free basis within the expected time frame or at all, unanticipated developments that delay or otherwise negatively affect the spin-off, uncertainties related to Wyndham Worldwide’s ability to obtain financing for the two companies or the terms of such financing, unanticipated developments related to the impact of the spin-off on our relationships with our customers, suppliers, employees and others with whom we have relationships, unanticipated developments resulting from possible disruption to our operations resulting from the proposed spin-off, the potential impact of the spin-off and related transactions on Wyndham Worldwide’s credit rating, uncertainties relating to Wyndham Worldwide’s planned sale of its European vacation rentals business and the outcome and timing of that process, uncertainties relating to Wyndham Worldwide’s pending acquisition of La Quinta Holdings’ hotel franchising and hotel management operations and the outcome and timing of that process, the timing and amount of future share repurchases and dividends, as well as those factors described in Wyndham Worldwide’s Annual Report on Form 10-K, filed with the SEC on February 16, 2018. Except for Wyndham Worldwide’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media Contacts:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

973-753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

973-753-7703

barry.goldschmidt@wyn.com

Wyndham Worldwide Corporation

Earnings Release Schedules

Quarter One - March 31, 2018

Table of Contents

Table No.

Consolidated Statements of Income (Unaudited)	1

Operating Results of Reportable Segments	2

Operating Statistics	3

Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flows (Unaudited)	4

Revenue Detail by Reportable Segment	5

Brand System Details	6

Non-GAAP Reconciliation of Adjusted Net Income and EPS	7

Non-GAAP Reconciliation of Adjusted EBITDA by Reportable Segment	8

Non-GAAP Financial Data for Continuing and Discontinued Operations	9

Non-GAAP Reconciliation for Discontinued Operations	10

Non-GAAP Reconciliation of Gross VOI Sales	11

Non-GAAP Reconciliation of 2018 Outlook	12

Schedule of Summarized Balance Sheet Information	13

Table 1

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net revenues
Service and membership fees	$487	$476
Vacation ownership interest sales	358	350
Franchise fees	151	140
Consumer financing	118	111
Other	76	77
Net revenues	1,190	1,154

Expenses
Operating	513	506
Cost of vacation ownership interests	31	36
Consumer financing interest	19	18
Marketing and reservation	188	174
General and administrative	173	172
Separation-related	51	-
Impairment	-	5
Restructuring	-	7
Depreciation and amortization	56	51
Total expenses	1,031	969

Operating income	159	185
Other income, net	(6)	(1)
Interest expense	45	34
Interest income	(1)	(1)

Income before income taxes	121	153
Provision for income taxes	40	26
Income from continuing operations	81	127
Loss from discontinued operations, net of income taxes	(47)	(37)

Net income	$34	$90

Basic earnings per share
Continuing operations	$0.81	$1.21
Discontinued operations	(0.47)	(0.35)
	$0.34	$0.86

Diluted earnings per share
Continuing operations	$0.80	$1.20
Discontinued operations	(0.46)	(0.35)
	$0.34	$0.85

Weighted average shares outstanding
Basic	100	105
Diluted	101	106

Table 2

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company also uses adjusted EBITDA as a financial measure of its operating performance. The Company believes that EBITDA and adjusted EBITDA are useful measures of assessing performance of the Company and for the Company's segments which, when considered with GAAP measures, give a more complete understanding of its operating performance and assist its investors in evaluating its ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or nonrecurring and which in the Company's view do not necessarily reflect ongoing operating performance. The Company also internally uses these measures to assess its operating performance, both in absolute terms and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. The Company’s presentation of EBITDA and adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile Net Income to EBITDA for the three months ended March 31, 2018 and 2017:

	Three Months Ended March 31,
	2018		2017
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$302	$83	$289	$83
Destination Network	246	66	243	75
Vacation Ownership	661	124	639	117
Total Reportable Segments	1,209	273	1,171	275
Corporate and Other (a)	(19)	(52)	(17)	(38)
Total Company	$1,190	$221	$1,154	$237

Reconciliation of Net Income to EBITDA

	Three Months Ended March 31,
	2018	2017
Net income	$34	$90
Loss from discontinued operations, net of income taxes	47	37
Provision for income taxes	40	26
Depreciation and amortization	56	51
Interest expense	45	34
Interest income	(1)	(1)
EBITDA	$221	$237

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the three months ended March 31, 2018 and 2017 (for a description of adjustments and reconciliation by segment, see Table 8):

	Three Months Ended March 31,
	2018		2017
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$302	$98	$289	$84
Destination Network	246	77	243	75
Vacation Ownership	661	129	639	122
Total Reportable Segments	1,209	304	1,171	281
Corporate and Other (a)	(19)	(30)	(17)	(32)
Total Company	$1,190	$274	$1,154	$249

Note: Amounts may not add due to rounding.

(a)	Includes the elimination of transactions between segments.

Table 3

(1 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of the Company's revenues and therefore provide an enhanced understanding of the Company's businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Hotel Group (a)
Number of Rooms	2018	723,000	N/A	N/A	N/A	N/A
	2017	699,800	705,700	708,500	728,200	728,200
	2016	679,100	683,300	689,800	697,600	697,600

RevPAR	2018	$33.95	N/A	N/A	N/A	N/A
	2017	$31.73	$39.43	$44.36	$34.88	$37.63
	2016	$31.59	$39.10	$43.04	$32.92	$36.67

Destination Network (a)
Average Number of Members (in 000s)	2018	3,852	N/A	N/A	N/A	N/A
	2017	3,817	3,791	3,792	3,796	3,799
	2016	3,841	3,857	3,868	3,843	3,852

Exchange Revenue Per Member	2018	$194.70	N/A	N/A	N/A	N/A
	2017	$195.84	$174.12	$172.43	$164.45	$176.74
	2016	$193.06	$170.48	$169.18	$157.56	$172.56

Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (b)	2018	$465,000	N/A	N/A	N/A	N/A
	2017	$438,000	$562,000	$600,000	$538,000	$2,139,000
	2016	$427,000	$517,000	$563,000	$501,000	$2,007,000

Tours (in 000s)	2018	190	N/A	N/A	N/A	N/A
	2017	176	235	247	210	869
	2016	179	213	230	197	819

Volume Per Guest (VPG)	2018	$2,303	N/A	N/A	N/A	N/A
	2017	$2,354	$2,302	$2,299	$2,438	$2,345
	2016	$2,244	$2,328	$2,320	$2,399	$2,324

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions from the acquisition dates forward.
(b)	Includes Gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) Just-in-Time. (See Table 11 for a reconciliation of Gross VOI sales to vacation ownership interest sales).

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Hotel Group
Number of Properties	2018	8,340	N/A	N/A	N/A	N/A
	2017	8,080	8,140	8,150	8,420	8,420
	2016	7,830	7,880	7,930	8,040	8,040

Vacation Ownership
Provision for Loan Losses (in 000s) (c)	2018	$92,000	N/A	N/A	N/A	N/A
	2017	$85,000	$110,000	$123,000	$101,000	$420,000
	2016	$63,000	$90,000	$104,000	$86,000	$342,000

Note: Full year amounts may not add across due to rounding.

(c)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

Table 3

(2 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Hotel Group

Number of Rooms: Represents the number of rooms at hotel group properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned and (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Destination Network

Average Number of Members: Represents members in the Company's vacation exchange programs who paid annual membership dues as of the end of the period or who are within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including WAAM sales, before the net effect of percentage-of-completion accounting and loan loss provisions. The Company believes gross VOI sales provide an enhanced understanding of the performance of its vacation ownership business because it directly measures the sales volume of this business during a given reporting period. See Table 11 for a reconciliation of Gross VOI sales to vacation ownership interest sales.

Tours: Represents the number of tours taken by guests in the Company's efforts to sell VOIs.

Volume per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 11 for a detail of tele-sales upgrades for 2016-2018.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation).

Currency-Neutral: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).

Table 4

Wyndham Worldwide Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND RECONCILIATION OF FREE CASH FLOWS

(In millions)

(Unaudited)

Condensed Consolidated Statements of Cash Flows:

	Three Months Ended March 31,
	2018	2017

Net cash provided by operating activities - Continuing Operations	$1	$123
Net cash provided by operating activities - Discontinued Operations	132	115
Net cash provided by operating activities	133	238

Net cash used in investing activities - Continuing Operations	(22)	(30)
Net cash (used in) provided by investing activities - Discontinued Operations	(8)	9
Net cash used in investing activities	(30)	(21)

Net cash provided by (used in) financing activities - Continuing Operations	75	(114)
Net cash used in financing activities - Discontinued Operations	(6)	(9)
Net cash provided by (used in) financing activities	69	(123)

Effect of changes in exchange rates on cash and cash equivalents	1	3

Net increase in cash and cash equivalents	$173	$97

Free Cash Flow:

The Company defines free cash flow to be net cash provided by operating activities less property and equipment additions which the Company also refers to as capital expenditures. The Company believes free cash flow to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions, development advances and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measures of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Three Months Ended March 31,
	2018	2017
Net cash provided by operating activities - Continuing Operations	$1	$123
Less: Property and equipment additions - Continuing Operations	(28)	(28)
Free cash flow - Continuing Operations	$(27)	$95

Net cash provided by operating activities - Discontinued Operations	$132	$115
Less: Property and equipment additions - Discontinued Operations	(6)	(7)
Free cash flow - Discontinued Operations	$126	$108

Total free cash flow	$99	$203

Table 5

(1 of 2)

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2018
	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$84	N/A	N/A	N/A	N/A
Marketing, Reservation and Wyndham Rewards Revenues (a)	83	N/A	N/A	N/A	N/A
Hotel Management Reimbursable Revenues (b)	66	N/A	N/A	N/A	N/A
Intersegment Trademark Fees	13	N/A	N/A	N/A	N/A
Owned Hotel Revenues	23	N/A	N/A	N/A	N/A
Ancillary Revenues (c)	33	N/A	N/A	N/A	N/A
Total Hotel Group	302	N/A	N/A	N/A	N/A

Destination Network
Exchange Revenues	188	N/A	N/A	N/A	N/A
Rental Revenues North America	38	N/A	N/A	N/A	N/A
Ancillary Revenues (d)	20	N/A	N/A	N/A	N/A
Total Destination Network	246	N/A	N/A	N/A	N/A

Vacation Ownership
Vacation Ownership Interest Sales	358	N/A	N/A	N/A	N/A
Consumer Financing	118	N/A	N/A	N/A	N/A
Property Management Fees and Reimbursable Revenues	164	N/A	N/A	N/A	N/A
WAAM Fee-for-Service Commissions	10	N/A	N/A	N/A	N/A
Ancillary Revenues (e)	11	N/A	N/A	N/A	N/A
Total Vacation Ownership	661	N/A	N/A	N/A	N/A
Total Reportable Segments	$1,209	N/A	N/A	N/A	N/A

	2017
	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$78	$98	$110	$95	$380
Marketing, Reservation and Wyndham Rewards Revenues (a)	77	96	109	89	371
Hotel Management Reimbursable Revenues (b)	66	69	64	64	264
Intersegment Trademark Fees	13	15	16	14	59
Owned Hotel Revenues	23	21	16	18	78
Ancillary Revenues (c)	32	32	32	32	128
Total Hotel Group	289	331	347	312	1,280

Destination Network
Exchange Revenues	187	165	163	156	671
Rental Revenues North America	38	46	63	25	172
Ancillary Revenues (d)	18	23	22	21	84
Total Destination Network	243	234	248	202	927

Vacation Ownership
Vacation Ownership Interest Sales	350	446	466	422	1,684
Consumer Financing	111	114	119	120	463
Property Management Fees and Reimbursable Revenues	163	164	160	162	649
WAAM Fee-for-Service Commissions	2	4	8	10	24
Ancillary Revenues (e)	13	17	15	15	61
Total Vacation Ownership	639	745	768	729	2,881
Total Reportable Segments	$1,171	$1,310	$1,363	$1,243	$5,088

Table 5

(2 of 2)

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2016
	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$75	$94	$104	$95	$369
Marketing, Reservation and Wyndham Rewards Revenues (a)	79	94	114	84	372
Hotel Management Reimbursable Revenues (b)	67	71	67	65	271
Intersegment Trademark Fees	13	15	16	14	56
Owned Hotel Revenues	27	19	17	17	81
Ancillary Revenues (c)	30	31	31	30	120
Total Hotel Group	291	324	349	305	1,269

Destination Network
Exchange Revenues	185	164	164	151	665
Rental Revenues North America	39	44	62	25	169
Ancillary Revenues (d)	19	23	21	20	82
Total Destination Network	243	231	247	196	916

Vacation Ownership
Vacation Ownership Interest Sales	341	407	439	414	1,601
Consumer Financing	107	108	112	113	440
Property Management Fees and Reimbursable Revenues	153	151	160	159	623
WAAM Fee-for-Service Commissions	17	16	13	-	46
Ancillary Revenues (e)	16	18	16	14	64
Total Vacation Ownership	634	700	740	700	2,774
Total Reportable Segments	$1,168	$1,255	$1,336	$1,201	$4,959

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners.
(c)	Primarily includes additional services provided to franchisees and managed properties and fees related to the Company's co-branded credit card program.
(d)	Primarily includes fees generated from programs with affiliated resorts and property owners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

Table 6

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

As of and For the Three Months Ended March 31, 2018

Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Hotel Group
Super 8	2,822	175,628	53.5%	$44.72	$23.93

Days Inn	1,759	141,039	45.8%	$66.75	$30.57

Ramada	847	118,788	50.9%	$70.30	$35.78

Wyndham	266	58,411	56.2%	$102.34	$57.49

Howard Johnson	347	41,784	46.6%	$58.58	$27.32

Baymont	486	38,636	47.8%	$69.08	$32.99

Travelodge	432	30,971	46.2%	$68.57	$31.65

Microtel Inns & Suites by Wyndham	339	24,630	52.5%	$69.32	$36.38

Knights Inn	351	21,204	43.3%	$51.62	$22.35

TRYP by Wyndham	112	16,107	60.6%	$85.09	$51.58

Wingate by Wyndham	154	14,078	55.7%	$87.71	$48.82

Trademark	67	12,015	61.8%	$99.95	$61.74

AmericInn	199	11,701	44.1%	$89.75	$39.61

Hawthorn Suites by Wyndham	111	10,793	62.1%	$83.66	$51.94

Dolce	21	4,976	47.6%	$150.73	$71.78

Dazzler	13	1,621	72.4%	$88.06	$63.75

Esplendor	10	608	70.7%	$83.23	$58.83

Total Hotel Group	8,336	722,990	50.7%	$66.94	$33.95

Vacation Ownership
Wyndham Vacation Ownership resorts	222	25,082	N/A	N/A	N/A

Total Wyndham Worldwide	8,558	748,072

As of and For the Three Months Ended March 31, 2017

Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Hotel Group
Super 8	2,839	179,268	52.7%	$44.35	$23.39

Days Inn	1,786	142,872	45.2%	$65.14	$29.44

Ramada	862	120,647	50.0%	$69.58	$34.82

Wyndham	254	55,694	53.1%	$101.23	$53.75

Howard Johnson	367	42,318	45.8%	$57.08	$26.12

Baymont	437	34,519	46.1%	$66.85	$30.79

Travelodge	406	29,725	43.4%	$66.41	$28.85

Microtel Inns & Suites by Wyndham	336	24,226	52.1%	$65.65	$34.21

Knights Inn	370	22,589	41.5%	$48.78	$20.25

TRYP by Wyndham	115	16,223	58.0%	$73.59	$42.67

Wingate by Wyndham	153	14,073	57.1%	$85.49	$48.79

Hawthorn Suites by Wyndham	108	10,633	61.6%	$82.74	$50.98

Dolce	21	4,747	46.8%	$154.48	$72.36

Dazzler	12	1,525	63.4%	$91.84	$58.25

Esplendor	10	698	66.1%	$92.14	$60.90

Total Hotel Group	8,076	699,757	49.5%	$64.04	$31.73

Vacation Ownership
Wyndham Vacation Ownership resorts	221	24,859	N/A	N/A	N/A

Total Wyndham Worldwide	8,297	724,616

Note: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME AND EPS FROM CONTINUING OPERATIONS

(In millions, except per share data)

	Location on Consolidated Statements of Income	Three Months Ended March 31,
		2018	2017
Diluted weighted average shares outstanding		101	106

Diluted EPS from continuing operations		$0.80	$1.20

Income from continuing operations		$81	$127

Adjustments:
Separation-related costs (a)	Separation-related	51	-
Acquisition and integration costs (b)	Operating	7	-
Reversal of accrued contingency (c)	Operating	(5)	-
Restructuring costs (d)	Restructuring	-	7
Impairment expense (e)	Impairment	-	5
Total adjustments before tax		53	12
Income tax provision (benefit) (f) (g)	Provision for income taxes	-	(33)
Total adjustments after tax		53	(21)
Adjustments - EPS impact		0.53	(0.20)
Adjusted net income from continuing operations		$134	$106
Adjusted diluted EPS from continuing operations		$1.33	$1.01

Note: Amounts may not add due to rounding.

(a)	Represents costs associated with the Company’s planned separation into two separate publicly traded companies.
(b)	Primarily relates to costs incurred in connection with the Company's planned acquisition of La Quinta Holdings.
(c)	Represents the reversal of an accrued acquisition-related contingency associated with the Company's Rio Mar property.
(d)	Relates to expenses associated with restructuring initiatives at the Company's corporate operations which focused on rationalizing its sourcing function and outsourcing certain information technology functions as well at its Hotel Group segment which primarily focused on realigning its brand operations.
(e)	Represents a non-cash impairment charge related to the write-down of assets resulting from the decision to abandon a new product initiative at the Company’s vacation ownership business.
(f)	The amount for 2018 relates to the tax effect of the adjustments amounting to $12 million offset by tax charges of $12 million resulting from certain internal restructuring actions associated with the planned divestiture of the Company's European vacation rentals business.
(g)	The amount for 2017 relates to (i) the tax effect of the adjustments and (ii) a tax benefit on foreign currency losses recognized from an internal restructuring.

The above tables reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income and adjusted EPS financial measures to assist its investors in evaluating its ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in the Company's view do not necessarily reflect ongoing performance. The Company also internally uses these measures to assess its operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Table 8

(1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

(In millions)

		Separation-		Reversal of
		related	Acquisition-	Accrued	Adjusted
	EBITDA	Costs (b)	related (c)	Contingency (d)	EBITDA (e)
Three months ended March 31, 2018
Hotel Group	$83	$12	$7	$(5)	$98
Destination Network	66	11	-	-	77
Vacation Ownership	124	5	-	-	129
Total Reportable Segments	273	28	7	(5)	304
Corporate and Other (a)	(52)	23	-	-	(30)
Total Company	$221	$51	$7	$(5)	$274

Note: Amounts may not add down or across due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Represents costs associated with the Company’s planned separation into two separate publicly-traded companies.
(c)	Primarily represents transaction costs related to the Company's planned acquisition of La Quinta Holdings' hotel franchising and hotel management business.
(d)	Represents the reversal of an accrued acquisition-related contingency associated with the Company's Rio Mar property.
(e)	Adjusted EBITDA for the first quarter of 2018 includes share-based compensation expense of $21 million.

Table 8

(2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

(In millions)

						Long-term
				Separation-		Performance-	Acquisition
		Legacy	Restructuring	related	Impairment	vested	(Gain)/Loss,	Adjusted
	EBITDA	Benefit, net (b)	Costs (c)	Costs (d)	Expense (e)	Awards (f)	net (g)	EBITDA (h)
Three months ended March 31, 2017
Hotel Group	$83	$-	$1	$-	$-	$-	$-	$84
Destination Network	75	-	-	-	-	-	-	75
Vacation Ownership	117	-	-	-	5	-	-	122
Total Reportable Segments	275	-	1	-	5	-	-	281
Corporate and Other (a)	(38)	-	6	-	-	-	-	(32)
Total Company	$237	$-	$7	$-	$5	$-	$-	$249

Three months ended June 30, 2017
Hotel Group	$110	$-	$-	$-	$-	$-	$-	$110
Destination Network	63	-	-	-	-	-	-	63
Vacation Ownership	47	-	-	-	135	-	-	182
Total Reportable Segments	220	-	-	-	135	-	-	355
Corporate and Other (a)	(28)	-	-	-	-	-	-	(28)
Total Company	$192	$-	$-	$-	$135	$-	$-	$327

Three months ended September 30, 2017
Hotel Group	$128	$-	$-	$-	$-	$-	$1	$129
Destination Network	83	-	8	-	-	-	(12)	79
Vacation Ownership	191	-	-	-	-	-	-	191
Total Reportable Segments	402	-	8	-	-	-	(11)	399
Corporate and Other (a)	(39)	(7)	-	21	-	-	-	(25)
Total Company	$363	$(7)	$8	$21	$-	$-	$(11)	$373

Three months ended December 31, 2017
Hotel Group	$36	$-	$-	$3	$41	$1	$2	$83
Destination Network	35	-	-	8	-	1	-	44
Vacation Ownership	133	-	-	1	65	1	-	200
Total Reportable Segments	204	-	-	12	106	3	2	327
Corporate and Other (a)	(53)	-	-	19	-	4	-	(30)
Total Company	$151	$-	$-	$31	$106	$7	$2	$297

Twelve months ended December 31, 2017
Hotel Group	$357	$-	$1	$3	$41	$1	$3	$406
Destination Network	256	-	8	8	-	1	(12)	261
Vacation Ownership	489	-	-	1	205	1	-	696
Total Reportable Segments	1,102	-	9	12	246	3	(9)	1,363
Corporate and Other (a)	(160)	(6)	6	39	-	4	-	(118)
Total Company	$942	$(6)	$15	$51	$246	$7	$(9)	$1,245

Note: Amounts may not add down or across due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Relates to a net benefit from adjustments to certain contingent liabilities from the Company's 2006 separation from Cendant.
(c)	Relates to expenses associated with restructuring initiatives at the Company's (i) corporate operations which focused on rationalizing its sourcing function and outsourcing certain information technology functions, (ii) hotel group business which primarily focused on realigning its brand operations and (iii) destination network business which primarily focused on enhancing organizational efficiency and rationalizing its operations.
(d)	Represents costs associated with the Company’s planned separation into two separate publicly-traded companies.
(e)	Represents non-cash impairment charges related to (i) writedown of undeveloped VOI land resulting from the Company's decision to no longer pursue future development at certain locations, (ii) the writedown of a guarantee asset and note receivable related to a management agreement at the Company's hotel group business, (iii) the write-down of assets resulting from the decision to abandon a new product initiative at the Company's vacation ownership business, (iv) the writedown of certain management agreements at the Company's hotel group business and (v) the write-down of property and equipment and VOI inventory in Saint Thomas, U.S. Virgin Islands due to a reduction in its fair value resulting from the disruption of VOI sales caused by natural disasters impacting the Caribbean.
(f)	Reflects the impact on the performance metrics of the performance-vested restricted stock unit grants resulting from the enactment of the Tax Cuts and Jobs Act.
(g)	Represents (i) a gain recorded in connection with the acquisition of a controlling interest in Love Home Swap ($13 million) partially offset by $1 million of acquisition costs, (ii) $2 million of costs related to the Company's planned acquisition of La Quinta Holding's hotel franchising and hotel management business and (iii) $1 million of costs related to the AmericInn acquisition which closed in October 2017.
(h)	Adjusted EBITDA for 2017 includes share-based compensation expense of $14 million in each of the first, second and third quarters, $13 million in the fourth quarter and $55 million for the full year.

Table 9

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL DATA FOR CONTINUING AND DISCONTINUED OPERATIONS

(In millions)

The following tables highlight selected financial data from continuing and discontinued operations:

	Three Months Ended March 31,
	2018			2017
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total

Revenues:
Hotel Group	$302	$-	$302	$289	$-	$289
Destination Network	246	107	353	243	79	322
Vacation Ownership	661	-	661	639	-	639
Corporate and Other	(19)	-	(19)	(17)	-	(17)
Total Revenues	$1,190	$107	$1,297	$1,154	$79	$1,233

Net Income/(Loss)*	$81	$(47)	$34	$127	$(37)	$90

Diluted EPS	$0.80	$(0.47)	$0.33	$1.20	$(0.35)	$0.85

Adjusted Net Income/(Loss)*	$134	$(36)	$98	$106	$(37)	$69

Adjusted Diluted EPS	$1.33	$(0.36)	$0.97	$1.01	$(0.35)	$0.66

Adjusted EBITDA:
Hotel Group	$98	$-	$98	$84	$-	$84
Destination Network (a)	77	(36)	41	75	(37)	38
Vacation Ownership	129	-	129	122	-	122
Corporate and Other	(30)	-	(30)	(32)	-	(32)
Total Adjusted EBITDA	$274	$(36)	$238	$249	$(37)	$212

Note: Amounts may not add across due to rounding.

(*)	Includes non-controlling interests.
(a)	Adjusted EBITDA from discontinued operations excludes costs previously allocated to the Company's European vacation rentals business of $8 million in 2017.

Table 10

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION FOR DISCONTINUED OPERATIONS

ADJUSTED NET INCOME , DILUTED EPS AND ADJUSTED EBITDA FOR THE THREE ENDED MARCH 31, 2018 AND 2017

(In millions, except per share data)

Adjusted Net Loss and Adjusted Diluted EPS:

	Three Months Ended March 31,
	2018	2017
Diluted weighted average shares outstanding	101	106

Diluted EPS from discontinued operations	$(0.47)	$(0.35)

Loss from discontinued operations, net of income taxes	$(47)	$(37)

Adjustments:
Separation-related costs (a)	11	-
Total adjustments before tax	11	-
Income tax provision/(benefit) (b)	-	-
Total adjustments after tax	11	-
Adjusted loss from discontinued operations, net of income taxes	$(36)	$(37)

Adjusted diluted EPS from discontinued operations	$(0.36)	$(0.35)

Adjusted EBITDA:

	Three Months Ended March 31,
	2018	2017
Loss from discontinued operations, net of income taxes	$(47)	$(37)
Benefit from income taxes	(14)	(9)
Depreciation and amortization	15	11
Interest expense	(1)	(2)
EBITDA from discontinued operations	(47)	(37)

Adjustments:
Separation-related costs (a)	11	-
Total adjustments	11	-
Adjusted EBITDA from discontinued operations	$(36)	$(37)

Note: Amounts may not add due to rounding. All adjustments are reflected in loss from discontinued operations, net of income taxes.

(a)	Represents separation-related costs associated with the Company’s expected sale of its European vacation rentals business.
(b)	No tax benefit on costs associated with the Company’s European vacation rentals business.

The above tables reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income and adjusted EPS financial measures to assist its investors in evaluating its ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in the Company's view do not necessarily reflect ongoing performance. The Company also internally uses these measures to assess its operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Table 11

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF GROSS VOI SALES

(In millions)

The Company believes gross vacation ownership sales provide an enhanced understanding of the performance of its vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

The following table provides a reconciliation of Gross VOI sales (see Table 3) to vacation ownership interest sales (see Table 5):

Year	Q1	Q2	Q3	Q4	Full Year
2018

Gross VOI sales	$465	N/A	N/A	N/A	N/A
Less: Sales under WAAM Fee-for-Service	(15)	N/A	N/A	N/A	N/A
Gross VOI sales, net of WAAM Fee-for-Service sales	450	N/A	N/A	N/A	N/A
Less: Loan loss provision	(92)	N/A	N/A	N/A	N/A
Vacation ownership interest sales	$358	N/A	N/A	N/A	N/A

2017

Gross VOI sales	$438	$562	$600	$538	$2,139
Less: Sales under WAAM Fee-for-Service	(3)	(5)	(11)	(15)	(35)
Gross VOI sales, net of WAAM Fee-for-Service sales	435	556	589	523	2,104
Less: Loan loss provision	(85)	(110)	(123)	(101)	(420)
Vacation ownership interest sales	$350	$446	$466	$422	$1,684

2016

Gross VOI sales	$427	$517	$563	$501	$2,007
Less: Sales under WAAM Fee-for-Service	(23)	(20)	(20)	(1)	(64)
Gross VOI sales, net of WAAM Fee-for-Service sales	404	497	543	500	1,944
Less: Loan loss provision	(63)	(90)	(104)	(86)	(342)
Vacation ownership interest sales	$341	$407	$439	$414	$1,601

Note: Amounts may not add due to rounding.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2018	$28	N/A	N/A	N/A	N/A
2017	$24	$20	$32	$26	$102
2016	$24	$23	$30	$29	$105

Table 12

Wyndham Worldwide Corporation

2018 Earnings and Driver Outlook

As of May 2, 2018

(In millions, except per share data)

•	Actuals and outlook have been restated and adjusted to reflect required changes in revenue recognition.

•	Amounts exclude the Company's European vacation rentals business, which has been classified as a discontinued operation

•	Amounts exclude the Company's planned acquisition of La Quinta's hotel franchising and hotel management business and the costs of financing such acquisition

•	Amounts exclude costs associated with the Company's planned separation into two separate publicly traded companies

•	Pro forma outlook for the two separate companies post-spin can be found on our website (http://investor.wyndhamworldwide.com)

		2018 Outlook
	2017 Actual (a)	Low	High
Full-Year (b)
Net Revenues
Hotel Group	$1,280	$1,300 (a)	$1,340 (a)
Destination Network	927	935	965
Vacation Ownership	2,881	3,040	3,120
Corporate and Other (c)	(84)	(80)	(90)
Total Revenues	$5,004	$5,195 (a)	$5,335 (a)

Adjusted EBITDA
Hotel Group	$406	$445	$455
Destination Network	261	265	275
Vacation Ownership	696	735	750
Corporate and Other	(118)	(115)	(125)
Total Adjusted EBITDA	$1,245	$1,330	$1,355

Depreciation and amortization	(213)	(219)	(224)
Interest expense, net	(150)	(173)	(177)

Tax rate	36.2%	25.2%	24.8%

Adjusted Net Income	$562	$702	$717

Adjusted Diluted Earnings per Share	$5.42	$6.96	$7.11

Diluted Shares	103.7	100.8	100.8

				EBITDA Impact of 100bps Change (f)
Full-Year Drivers (a) (d)
Hotel Group
Global RevPAR (e)	3%	2%	3%	$4.0
Number of Rooms (e)	4%	2%	4%	4.0

Destination Network
Average Number of Members	(1)%	1%	3%	4.5
Exchange Revenue per Member	3%	1%	3%	7.0

Vacation Ownership
Tours	6%	5%	7%	6.0
Volume per Guest	1%	1%	3%	9.0

Second Quarter (b)
Pro Forma Adjusted EBITDA
Wyndham Hotels & Resorts (g)	$149	$150	$160
Wyndham Destinations (h)	234	240	250

(a)	Restated to reflect the required change in revenue recognition accounting.
(b)	Outlook is based upon March 31, 2018 foreign exchange rates.
(c)	Primarily reflects elimination of intercompany fees included within the business segments.
(d)	A glossary of terms is included in Table 3.
(e)	Amounts exclude the Company's planned disposition of the Knights Inn brand.
(f)	EBITDA sensitivities for revenue drivers are based on average systemwide trends. Operating circumstances including but not limited to brand mix, product mix, geographical concentration or market segment result in variability, which may change the impact.
(g)	Represents Adjusted EBITDA before stock-based compensation expense and including the pro forma effect of separation adjustments, incremental costs to be incurred in connection with becoming a separate publicly traded company and our acquisition of La Quinta (including synergies).
(h)	Represents Adjusted EBITDA before stock-based compensation expense and including the pro forma effect of separation adjustments and corporate costs to be incurred following the spin-off.

Table 13

Wyndham Worldwide Corporation

SUMMARIZED BALANCE SHEET INFORMATION

(In millions)

	At March 31,
	2018	2017

Cash and cash equivalents (a)	$291	$85
Vacation ownership contract receivables, net	2,876	2,758
Vacation ownership and other inventory	1,225	1,357
Securitized vacation ownership debt	1,977	2,138
Corporate debt (b)	4,284	3,508

As of March 31, 2018, the available capacity under the Company's borrowing arrangements was as follows:

	Securitized Bank Conduit Facilities (c)	Revolving Credit Facilities
Total capacity	$1,400	$1,900
Less: outstanding borrowings	949	1,302
Commercial paper borrowings (d)	-	136
Available capacity	$451	$462

(a)	Excludes cash and cash equivalents of discontinued operations of $84 million and $137 million at March 31, 2018 and 2017, respectively.
(b)	Corporate debt excludes capital leases of discontinued operations of $88 million and $67 million at March 31, 2018 and 2017, respectively.
(c)	The capacity of these facilities is subject to the Company's ability to provide additional assets to collateralize additional securitized borrowings.
(d)	The Company considers outstanding borrowings under its commercial paper programs to be a reduction of the available capacity of its revolving credit facilities.